Exhibit 10.15

$100,000 Note

Dated as of: 04/19/12
Maturity:  60 days

Amount: $100,000.00

FOR VALUE RECEIVED, Worthington Energy, Inc., a Nevada corporation (“Maker”) hereby promises to pay to the order of What Happened LLC, a California Limited Liability Company and/or his assignees (“Holder”), in lawful money of the United States of America, the principal amount of One Hundred Twenty-Five Thousand Dollars & No Cents ($125,000.00) (the “Principal Amount”) upon the terms set forth in this note (this “Note”).

1.           Advance of Funds; Payment of Principal. Holder agrees to advance, and Maker agrees to accept, an amount of One Hundred Twenty-Five Thousand Dollars & No Cents ($125,000.00). All unpaid principal together with unpaid and accrued interest on the Principal Amount, shall be due and payable sixty (60) days from the date of funds delivered via wire transfer. The indebtedness evidenced by this Note is secured by a Deed of Trust dated of even date herewith, executed by Maker, as Grantor, to Jennifer D. Hamer, as Trustee, in favor of Holder, covering Maker’s interest in the so-called Alvey Lease, recorded in Callahan County, Texas, in Volume 240, Page 014 (the “Alvey Lease”).  It is expressly understood and agreed that this Note requires a payment of One Hundred Twenty-Five Thousand Dollars & No Cents ($125,000.00) on the Maturity Date (the “Maturity Amount”).  Holder is under no obligation whatsoever to refinance this Note at maturity.  The Maker may prepay the Note at any time prior to the Maturity Date; however, in the case of such prepayment, Maker shall be obligated to pay the full Maturity Amount.

2.           Interest Rate.

(a)           Interest shall accrue from the Maturity Date on the Maturity Amount at a rate of 11% per annum (“Interest Rate”).  Maker and Holder specifically intend and agree to limit contractually the amount of interest payable under this Note and all other instruments and agreements related hereto to the maximum amount of interest lawfully permitted to be charged under applicable law.  “Applicable law” as used in this paragraph means that law in effect from time to time which lawfully permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated, including laws of the State of Texas and of the United States of America; and “maximum rate” as used in this paragraph means, with respect to the indebtedness evidenced hereby, the maximum lawful, nonusurious rate of interest (if any) which under applicable law Holder is permitted to charge from time to time with respect to such indebtedness.

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(b)           Upon the occurrence and during the continuation of any event of default listed in this Note, which event of default is not cured to the satisfaction of Holder within 10 days from the date such event of default first occurred, the unpaid Maturity Amount outstanding shall bear interest at a per annum rate equal to 11%.

4.           Conversion Option.  In lieu of payment of the Maturity Amount, Holder has the option of converting the obligation represented by this Note into 7.00% carried working interest in the entire DBAR project and also the Redwater (the “Project”) or comparable project in the event Redwater or DBAR is not an acquired project (the “Carried Interest”), with such Carried Interest being calculated as 7.00% of the net revenue interest that Maker holds in the Project. Holder will advise Maker whether it intends to exercise this conversion option by the Maturity Date, however if either Project is not acquired by the time of the Maturity Date the Maker shall have the option to receive payment in full and reserve the right to convert the carried working interest at time of Project close for $100,000.00 One-Hundred Thousand Dollars. This conversion shall be in addition to any other agreed to working interest already deemed agreed to by and between both parties.

5.           Events of Default.  If any of the following events of default shall occur, then (i) the entire sum remaining unpaid under this Note, including all accrued interest, shall immediately become due and payable on demand:

(a)           the Maker defaults for a period of more than 5 days in the payment of any interest accrued under this Note;

(b)           the Maker or any guarantor of any indebtedness of the Maker (“Guarantor”) defaults under any other indebtedness or liability for borrowed money;

(c)           the Maker or any Guarantor defaults under any other agreement with Holder or its assigns;

(d)           the Maker or any Guarantor becomes insolvent, adopts a plan of dissolution, commits an act of bankruptcy, makes a general assignment for the benefit of creditors, discontinues its business as a going concern or calls a meeting of creditors, files or has filed against it any petition under any bankruptcy law or act or for the appointment of a receiver, or commences or has commenced against it under any bankruptcy or insolvency law or act any proceeding for the relief of the Maker or any Guarantor;

(e)           any Guarantor, if an individual, dies; or

(f)           Holder or its assigns deems any amounts due under this Note insecure.

6.           Waivers by Maker.  Except as expressly otherwise provided herein, the Maker and any Guarantor waives presentment for payment, demand, notice of non-payment, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that its liability shall be unconditional without regard to the liability of any other party.  The Maker further agrees that it shall not assert any right of set-off or counterclaim it might have against the Holder in connection with the enforcement by Holder of its rights hereunder. The Maker further waives any and all right to trial by jury in any controversy or suit relating to this Note.

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7.           Waivers by Holder.  The Holder shall not be deemed, by any act or omission, to have waived or relinquished any of the Holder's rights or remedies hereunder, unless such waiver or relinquishment is in writing and signed by the Holder and then only to the extent specifically set forth in such writing. A waiver or relinquishment of any right or remedy with respect to one event of default hereunder shall not be construed as continuing nor as a bar to or waiver or relinquishment of any right or remedy with respect to a subsequent event of default hereunder.

8.           Governing Law.  This Note shall be deemed to have been made under, and the rights and obligations of the parties hereto shall be construed as to both validity and performance, and enforced in accordance with and governed by, the laws of the State of Texas, without giving effect to the conflicts of laws provisions thereof.

9.           Binding Effect.  This Note shall be binding upon, and inure to the benefit of, the Holder and its respective assigns and successors. This written Note represents the final agreement between the parties with respect to the contents hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties

10.           Enforcement of Note.  The Maker and any Guarantor shall pay on demand all expenses incurred or sustained by Holder and its assigns in connection with the enforcement or protection of their rights under this Note, including all costs of collection and the reasonable fees and disbursements of counsel.

11.           Severability.  Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Note shall be prohibited by or deemed invalid under applicable law, such provision shall, to the fullest extent permitted by law, be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

12.           Assignment.  This Note is assignable by Holder in its sole discretion without notice to or the consent of Maker or any Guarantor.

13.           Personal Guarantee.  This Note is personally guaranteed by Samual Butero and Charles Volk of Worthington Energy.

[Signatures appear on next page]

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IN WITNESS WHEREOF, the Maker has caused this Note to be executed, on its behalf, by its duly authorized officer as of the day and year first above written.

MAKER: Worthington Energy, Inc., a Nevada corporation	LENDER: What Happened LLC, A California Corporation
By:	By:
Name:	Name:
Title:	Title:

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